                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         Biozhem Cosmeceuticals, Inc.
                         ----------------------------
            (Exact Name of Registrant as Specified in Its Charter)
                                     Texas
                                     -----
        (State or Other Jurisdiction of Incorporation or Organization)
                                  76-0118305
                                  ----------
                     (I.R.S. Employer Identification No.)
     32240 Paseo Adelanto, Suite A, San Juan Capistrano, California 92675
     --------------------------------------------------------------------
                   (Address of Principal Executive Offices)
         Consulting Agreement with International Media Solutions, Inc.
         -------------------------------------------------------------
                           (Full Title of the Plan)
                   John C. Riemann, Chief Executive Officer
                   ----------------------------------------
                    (Name and Address of Agent For Service)
                               (949)   488-2184
                               -----   --------
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

==========================================================================
    Title of           Amount       Proposed    Proposed
   Securities          to be        Maximum     Maximum      Amount of
     to be          Registered (1)  Offering    Aggregate   Registration
   Registered                       Price Per   Offering        Fee
                                    Share (2)   Price (2)
--------------------------------------------------------------------------
 Common Stock,
 $.001 per share       400,000        $0.47      $188,000        $56
  par value             shares
("Common Stock")
==========================================================================

(1) Represents the maximum number of shares which may be issued pursuant to the above plan.

(2) Estimated solely for purpose of calculating the registration fee, pursuant to Rule 457, based on the market price on December 14, 1998.



                      TOTAL PAGES SEQUENTIALLY NUMBERED: 7
                EXHIBITS LISTED AT SEQUENTIALLY NUMBERED PAGE 3

                                     PART I
               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, documents containing the information specified in Part I of Form S-8 will be distributed to persons who receive shares of Common Stock pursuant to the Plan. Such disclosure documents collectively constitute a Section 10(a) prospectus and are incorporated by reference in this Registration Statement, but are not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement.


                                    PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by Biozhem Cosmeceuticals, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-KSB for the year ended September 30, 1998;

     (b) The description of the Common Stock of the Company contained in its registration statement on Form 8-A, Commission File No. 1-9206.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.    Description of Securities.

     No response is required to this Item.

Item 5.    Interests of Named Experts and Counsel.

     No response is required to this Item.

Item 6.    Indemnification of Directors and Officers.

Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Texas corporations against any judgments, penalties, fines, settlements and reasonable expenses which may be incurred in connection with any threatened, pending or completed proceeding in which the director or officer is a named defendant or respondent. The Company's Bylaws, as amended and restated, require the Company to indemnify and advance expenses to the Company's directors and officers to the maximum extent allowed by the Texas Business Corporation Act.

The Articles of Incorporation of the Company, as amended and restated (the "Articles"), expressly provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damage for an act or omission in the director's capacity as a director, except to the extent otherwise expressly provided for by a statute of the State of Texas.

Item 7.    Exemption from Registration Claimed.

     No response is required to this Item.

Item 8.    Exhibits.

     4 Consulting Agreement dated November 16, 1998 between Biozhem Cosmeceuticals, Inc. and International Media Solutions, Inc.

     5      Opinion of Counsel

     23.1   Consent of Ernst & Young, LLP, Independent Auditors

     23.2   Consent of Corbin & Wertz, Independent Auditors

     23.3   Consent of Counsel (contained in Exhibit 5)

Item 9.     Undertakings.

     (a)    The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Juan Capistrano, State of California, on this 7th day of January, 1999.


                                                    BIOZHEM COSMECEUTICALS, INC.



                                                        By:  /S/ John C. Riemann
                                                             -------------------
                                                                John C. Riemann,
                                                         Chief Executive Officer


Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures               Title                         Date


/S/ John C. Riemann      Chairman of the Board         January 7, 1999
-------------------      of Directors and
John C. Riemann          Chief Executive Officer
                         (Principal executive officer)




/S/ Stan R. Wylie        Director and                  January 7, 1999
-----------------        Chief Financial Officer
Stan R. Wylie            (Principal financial
                         and accounting officer)


/S/ Paul A. Reyff        Director                      January 7, 1999
-----------------
Paul A. Reyff



/S/ Alan Goldsberry      Director                      January 7, 1999
-------------------
Alan Goldsberry



/S/ Warren Hernand       Director                      January 7, 1999
------------------
Warren Hernand